EXHIBIT 99.1

Starco Brands Launches the Game Whipster™

Right in time for Valentine’s Day Whipster™ Gamifies Whipshots, the Vodka-Infused Whipped Cream

SANTA MONICA, Calif., Feb. 14, 2022 -- Today, Starco Brands announces its new and cutting edge game for Whipshots™  called Whipster™. This new game brings sweet and flirty fun right to your home enhancing parties, gatherings and date nights. By gamifying Whipshots™, a newly launched line of vodka-infused whipped creams, Starco Brands is able to continue to disrupt and change behavior and, in the process, add more engagement and playfulness to the spirits sector.

Whipster™ is a game to help set the mood and bring fun and laughter to the forefront of any adult occasion. Consumers can take to Instagram to use the custom Whipster AR filter, or can play the game on Whipshots.com, which will direct them to a virtual Whipster Spinner Board that anyone can play anywhere. The Company has also launched a physical Whipster™ kit that includes two bottles of Whipshots Vodka-Infused Whipped Cream, a Whipster™ Spinner Board, and a recipe card for the Whipshots Strawberry Siren cocktail. The Whipster™ kit will soon be made available for sale in retail outlets.

Whipster™ is simple to play and will add indulgence and laughter to an adventurous night in. Players spin the Whipster Spinner that lands on a body part such as the inner thigh, lower back, or even a Surprise Sweet Spot. Then, Whipshots gets sprayed to the area and your partner does the rest. The moments to be captured are sure to delight and the possibilities are endless. No matter how you spin, everyone wins.

"After the successful launch of Whipshots, we are excited to launch Whipster™ for all to enjoy," explains David Dreyer, CMO of Starco Brands. "It's a widely unique and cutting-edge way to experience the fun and engagement of Whipshots.  Grab your partner or friends, spin it, and see where the night takes you."

Whipshots™ is available for purchase in 50mL ($5.99) and 200mL ($14.99) sizes in all three flavors: vanilla, caramel and mocha. Follow @whip_shots and visit Whipshots.com for more information.

About Whipshots™
Developed by Starco Brands, Whipshots™ is a first-of-its-kind alcoholic whipped cream that is a party in a can with Partner Cardi B. Whipshots™ is a playful shot of sophistication that will indulge your curiosity and senses. The boozy whipped cream is non-dairy (contains sodium caseinate), does not require refrigeration and can be found next to other spirits at retail locations and behind the bar. Follow Whipshots™ @whip_shots and visit whipshots.com for more information leading up to launch.

About Starco Brands
Starco Brands (STCB) is an innovative branded consumer packaged goods company focused on technological innovation that changes the current landscape for the better. Starco Brands invents cutting-edge brands that change our behavior. Starco Brands is a public company for the public and develops products across a variety of categories including: Household Cleaning, Personal Care, OTC, Food, Beverage & Spirits and DIY Hardware. For more information about Starco Brands, please visit www.starcobrands.com.

Forward-Looking Statements

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MEDIA CONTACT:

Ariel Moses l Rogers & Cowan PMK

Whipshots@rogersandcowanpmk.com